WILLIAM W. WASHAUER
                                 ATTORNEY AT LAW
                                 CITICORP CENTER
                                   SUITE 2100
                                ONE SANSOME STREET
                                  P.O. BOX 472019
                             SAN FRANCISCO, CA 94147
                               TEL: (415) 951-4636






                                  June 16, 1997



Board of Directors
RESOURCENET COMMUNICATIONS, INC.
F/K/A The AdsOnly Group, Incorporated
One Sansome Street,Suite 2000
San Francisco, CA  94104

         Re:     ResourceNet Communications, Inc. (the "Company)
                  Post-Effective Amendment No. 1 to Form SB-2
Dear Sirs:

         I hereby  consent to the use of my name as an expert  under the heading
"Legal Matters" in the prospectus (the "Prospectus") included in the Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 being filed with the Securities and Exchange Commission by the Company. The foregoing consent applies only to legal matters concerning the validity of the Common Stock to which the Prospectus pertains, and not to any other matters.



                                Very truly yours,


                                                     /s/ WILLIAM W. WASHAUER

                                                     William W. Washauer

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